EXHIBIT 10.16.2

             VARIABLE TRUST UNDER AGREEMENT WITH DUDLEY H. DAVIS


      This Trust Agreement is made this 20th day of December, 1995, by and between THE MERCHANTS BANK (the "Bank") and THE MERCHANTS TRUST COMPANY (the "Trustee").

                                 Background
                                 ----------

      1. The Bank has entered into an Agreement with Dudley H. Davis ("Davis") of even date herewith (the "Agreement") pursuant to which, among other matters, the Bank and Davis have agreed that the Bank will pay to Davis, in lieu of amounts otherwise due to Davis under a so-called Officers' Salary Continuation Plan, the amounts specified and provided for in the Agreement.

      2. The Bank wishes to establish a trust (hereinafter called "Variable Trust") and to contribute to the Variable Trust assets that shall be held therein, subject to the claims of Bank's creditors in the event of the Bank's Insolvency, as herein defined, until paid to Davis and his beneficiaries in such manner and at such times as are specified and provided for in the Agreement.

      3. It is the intention of the parties that this trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for Davis for purposes of Title I of the Employee Retirement Income Security Act of 1974.

      4. It is the intention of the Bank to make contributions to the Variable Trust to provide itself with a source of funds and resources to assist it in the meeting of its liabilities under the Agreement.

                        N O W ,  T H E R E F O R E ,


      The parties do hereby establish the Variable Trust and agree that the Variable Trust shall be comprised, held and disposed of as follows:

      Section 1.  Establishment Of Variable Trust.

      (a) The Bank hereby deposits with the Trustee, in trust, $700,000, which shall become the principal of the Variable Trust to be held, administered and disposed of by the Trustee as provided in this Variable Trust Agreement.

      (b)  The Variable Trust hereby established shall be irrevocable.

      (c) The Variable Trust is intended to be a grantor trust, of which the Bank is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Variable Trust, and any earnings thereon shall be held separate and apart from other funds of the Bank and shall be used exclusively for the uses and purposes of the Agreement and general creditors, as herein set forth. Davis and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Variable Trust. Any rights created under the Agreement and this Variable Trust Agreement shall be mere unsecured contractual rights of Davis and his beneficiaries against the Bank. Any assets held by the Variable Trust will be subject to the claims of Bank's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) The Bank, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Variable Trust Agreement. Neither the Trustee nor Davis nor any Davis beneficiary shall have any right to compel such additional deposits.

      Section 2.  Payments to Davis and His Beneficiaries.

      (a) The Bank shall deliver to the Trustee instructions (the "Payment Instructions") that indicate the amounts payable to Davis and his beneficiaries under and in respect of the Agreement, or that provide a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Agreement), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to Davis and his beneficiaries in accordance with such Payment Instructions. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Bank.

      (b) The entitlement of Davis or his beneficiaries to benefits under the Agreement shall be determined by the Bank or such party as it shall designate under the Agreement, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Agreement.

      (c) The Bank may make payment of benefits directly to Davis and his beneficiaries as they become due under the terms of the Agreement. The Bank shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Davis or such beneficiaries. In addition, if the principal of the Variable Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement, the Bank shall make the balance of each such payment as it falls due. The Trustee shall notify the Bank where principal and earnings are not sufficient.

      Section 3. Trustee Responsibility Regarding Payments When The Bank Is Insolvent.

      (a) The Trustee shall cease payment of benefits to Davis and his beneficiaries if the Bank is Insolvent. The Bank shall be considered "Insolvent" for purposes of this Variable Trust Agreement if: (i) the Bank is unable to pay its debts as they become due; (ii) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code; or (iii) the Bank is determined to be insolvent by the federal and/or state regulatory agencies having authority over the Bank and its operations.

      (b) At all times during the continuance of this Variable Trust, as provided in Section 1(d) hereof, the principal and income of the Variable Trust shall be subject to claims of general creditors of the Bank under federal and state law as set forth below.

           (i) The Board of Directors and the Chief Executive Officer of the Bank shall have the duty to inform the Trustee in writing of Bank's Insolvency. If a person claiming to be a creditor of the Bank alleges in writing to the Trustee that the Bank has become Insolvent, the Trustee shall determine whether the Bank is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Davis or his beneficiaries.

           (ii) Unless the Trustee has actual knowledge of Bank's Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent, the Trustee shall have no duty to inquire whether the Bank is Insolvent. The Trustee may in all events rely on such evidence concerning Bank's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning Bank's solvency.

           (iii) If at any time the Trustee has determined that the Bank is Insolvent, the Trustee shall discontinue payments to Davis or his beneficiaries and shall hold the assets of the Variable Trust for the benefit of Bank's general creditors. Nothing in this Variable Trust Agreement shall in any way diminish any rights of Davis or his beneficiaries to pursue their rights as general creditors of the Bank with respect to benefits due under the Agreement or otherwise.

           (iv) The Trustee shall resume the payment of benefits to Davis or his beneficiaries in accordance with Section 2 of this Variable Trust Agreement only after the Trustee has determined that the Bank is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Variable Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Davis and his beneficiaries under the terms of the Agreement for the period of such discontinuance, less the aggregate amount of any payments made to Davis or his beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

      Section 4. Payments to the Bank. Except as provided in Section 3 hereof or on account of the Bank's direct payments pursuant to Section 2(c), the Bank shall have no right or power to direct the Trustee to return to the Bank or to divert to others any of the Variable Trust assets before all payment of benefits have been made to Davis and his beneficiaries pursuant to the terms of the Agreement.

      Section 5. Investment Authority. The Trustee shall invest $200,000 of the amount deposited with it pursuant to Section 1(a) initially in shares of Merchants Bancshares, Inc. stock. Except to the extent otherwise instructed by the Bank, following such initial investment, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Bank or its affiliates and may dispose of the amount of the initial investment in Merchants Bancshares, Inc. stock and take such other actions with respect to the Variable Trust assets as directed by the Bank, or, in the absence of such direction, as the Trustee, in its sole discretion, determines to be appropriate. All rights associated with assets of the Variable Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by, or rest with, Davis, except that voting rights with respect to Variable Trust assets will be exercised by the Bank. The Bank shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Variable Trust. This right is exercisable by the Bank in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

      Section 6. Disposition of Income. During the term of this Variable Trust, all income received by the Variable Trust, net of expenses and taxes, shall be accumulated and reinvested.

      Section 7. Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Bank and the Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Bank a written account of its administration of the Variable Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Variable Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

      Section 8.  Responsibility of the Trustee.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Bank which is contemplated by, and in conformity with, the terms of the Plan or this Variable Trust and is given in writing by the Bank. In the event of a dispute between the Bank and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) If the Trustee undertakes or defends any litigation arising in connection with this Variable Trust, the Bank agrees to indemnify the Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Variable Trust.

      (c) The Trustee may consult with legal counsel (who may also be counsel for the Bank generally) with respect to any of its duties or obligations hereunder.

      (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

      (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Variable Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Variable Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Bank the proceeds of any borrowing against an insurance policy held as an asset of the Variable Trust.

      (g) Notwithstanding any powers granted to the Trustee pursuant to this Variable Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Variable Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      Section 9. Compensation and Expenses of the Trustee. The Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Variable Trust.

      Section 10.  Resignation and Removal of the Trustee.

      (a) The Trustee may resign at any time by written notice to the Bank, which shall be effective thirty (30) days after receipt of such notice unless the Bank and the Trustee agree otherwise.

      (b) The Trustee may be removed by the Bank on thirty (30) days' notice or upon shorter notice accepted by the Trustee.

      (c) If the Trustee resigns or is removed within five (5) years of a Change of Control, as defined in Section 13(d), the Trustee shall select a successor trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

      (d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Bank extends the time limit.

      (e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under Section 10(a) or 10(b). If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Variable Trust.

      Section 11.  Appointment of Successor.

      (a) Except as provided in Section 11(b), if the Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, the Bank may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Variable Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Bank or the successor trustee to evidence the transfer.

      (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and is to select a successor trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Variable Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

      (c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Variable Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for and the Bank shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

      Section 12.  Amendment or Termination.

      (a) Notwithstanding Section 1(b) hereof, the Trustee and the Bank, acting jointly or solely, shall have the power to amend the Variable Trust in any manner required for the sole purpose of insuring that the Variable Trust qualifies and continues to qualify as a "rabbi trust" for purposes of Revenue Procedure 92-64, any successor provisions thereto or any other similar or successor provisions of the Internal Revenue Code of 1986, as amended.

      (b) The Variable Trust shall not terminate until the date on which Davis and his beneficiaries are no longer entitled to payments pursuant to the terms of the Agreement. Upon termination of the Variable Trust any assets remaining in the Variable Trust shall be returned to the Bank.

      Section 13.  Miscellaneous.

      (a) Any provision of this Variable Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Davis and his beneficiaries under this Variable Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Variable Trust Agreement shall be governed by and construed in accordance with the laws of Vermont.

      (d) For purposes of this Variable Trust, Change of Control shall have the meaning specified in the Agreement.

      Section 14. Effective Date. The effective date of this Variable Trust Agreement shall be December 20, 1995.

THE MERCHANTS BANK                     THE MERCHANTS TRUST COMPANY


By: /s/ Joseph L. Boutin               By: /s/ Rebecca P. Arnold
------------------------------         -------------------------------
    Duly Authorized                        Duly Authorized